UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2017

MGC Diagnostics Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events

On January 25, 2017, the Company’s Board of Directors approved a special, one-time cash dividend of $0.70 per share on its outstanding common stock, payable on February 24, 2017 to shareholders of record as of February 10, 2017.

The Board has also initiated a strategic review of the Company’s businesses and assets to explore opportunities for enhancing value for our loyal shareholders. A Special Committee consisting of Board Chairman Mark Sheffert, Vice Chairman Terry Bunge and director Hank Struik will oversee this process. The Special Committee has retained Minneapolis-based investment banking firm Craig-Hallum Capital Group LLC, to advise it in this process. We expect this to be a thorough process and we will report its findings and conclusions at the completion of the review. We will consider all reasonable options but cannot guarantee that any actions will be taken as a direct result of this review.

A copy of the Company’s press release announcing the dividend and the Special Committee retention of an advisor is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)            Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit No.	Description of Exhibit

99.1	Press release dated January 25, 2017, announcing special cash dividend and the Special Committee retention of an advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC Diagnostics Corporation

	By	/s/ Wesley W. Winnekins
Dated: January 25, 2017		Wesley W. Winnekins
Chief Financial Officer

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